EXHIBIT 5(b)

McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
P.O. Box 652
Newark, NJ 07102
T. 973.622.4444
F. 973.624.7070
www.mccarter.com
August 1, 2007
Schering-Plough Corporation
2000 Galloping Hill Road
Kenilworth, NJ 07033
Ladies and Gentlemen:
     We have acted as special counsel to Schering-Plough Corporation, a New Jersey corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) relating to the registration of securities, in an unspecified and indeterminate aggregate offering price and amount, consisting of: (a) common shares, of the par value of $0.50 per share, of the Company (“Common Shares”), (b) one or more series of preferred shares, of the par value of $1.00 per share, of the Company (“Preferred Shares”), and (c) debt securities of the Company (“Debt Securities” and, together with the Common Shares and the Preferred Shares, the “Securities”). The Securities may be offered and sold from time to time as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.
     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), on the date hereof;
     2. The indenture between the Company and The Bank of New York, as trustee (the “Trustee”), a copy of which is filed as an exhibit incorporated by reference to the Registration Statement (such indenture, as so amended or supplemented, being referred to as the “Indenture”);
     3. The Amended and Restated Certificate of Incorporation of the Company (the “Charter”), certified as of a recent date by the Department of the Treasury of the State of New Jersey;
     4. The Bylaws of the Company, as amended as of the date hereof (the “Bylaws”);

Schering-Plough Corporation
August 1, 2007

     5. Resolutions adopted by the Board of Directors of the Company on March 10, 2007 relating to the registration of the Securities, as certified by the Assistant Secretary of the Company on July 26, 2007 as being complete, accurate and in effect; and
     6. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:
     1. Each individual executing any of the Documents is legally competent to do so;
     2. Each individual executing any of the Documents on behalf of a party (other than the Company), is duly authorized to do so;
     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding;
     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents and in the factual representations to us by officers of the Company are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise; and
     5. Securities will be issued against payment of valid consideration under applicable law.
     For the purposes of the opinions set forth below, we have assumed that (i) the creation, terms of and issuance of the Securities that may be issued from time to time will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Charter, the Bylaws and applicable law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company (the “Authorizing Proceedings”); (ii) prior to any issuance of Preferred Shares, such Preferred Shares shall be classified in accordance with the Charter and applicable New Jersey law, and an appropriate Certificate of Amendment to the Charter shall be duly filed with the Department of the Treasury of the State of New Jersey; (iii) the

Schering-Plough Corporation
August 1, 2007

Registration Statement shall have become effective under the 1933 Act and such effectiveness shall not have been terminated or rescinded; (iv) any supplemental indenture to the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; (v) all applicable provisions of the “Blue Sky” and securities laws of the various states and other jurisdictions in which the Securities may be offered and sold shall have been complied with; (vi) there shall not have occurred any change in law affecting the validity or enforceability of any Security; and (vii) a prospectus supplement, pricing supplement or term sheet shall have been prepared and filed under the 1933 Act describing the terms of such Securities offered thereby complying with all applicable laws. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New Jersey and the State of New York.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:
     1. Upon the completion of all Authorizing Proceedings relating to the Securities that are Common Shares and the due execution, countersignature and delivery of certificates evidencing such Common Shares and assuming that at the time of any offering or sale of such Common Shares, the Company shall have such number of Common Shares as are included in such offering or sale authorized and available for issuance, the Common Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.
     2. Upon the completion of all Authorizing Proceedings relating to the Securities that are Preferred Shares and the due execution, countersignature and delivery of certificates evidencing such Preferred Shares and assuming that at the time of any offering or sale of such Preferred Shares, the Company shall have such number of Preferred Shares as are included in such offering or sale authorized and available for issuance, the Preferred Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.
     3. Upon completion of all Authorizing Proceedings relating to Securities that are Debt Securities, and upon the due execution and delivery of the Debt Securities pursuant to the Indenture, the Debt Securities will be duly authorized by all necessary action of the Company, and such Debt Securities will be legally issued and will be binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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August 1, 2007

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
     We hereby consent to the reference to our firm under the Section “Validity of Securities” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the 1933 Act.
Very truly yours,
/s/ McCarter & English, LLP

McCARTER & ENGLISH, LLP